McCarter & English, LLP
                                                         Four Gateway Center
                                                         100 Mulberry Street
                                                         P.O. Box 652
                                                         Newark, NJ 07102-0652
                           Exhibit 5.1                   973.622.4444
                           -----------                   fax 973.624.7070
                                                         www.mccarter.com

                                                         MCCARTER
                                                         ENGLISH
                                                         ATTORNEYS AT LAW

                                        June 29, 2004


RE:  Measurement Specialties, Inc.
     Registration Statement on Form S-8
     ----------------------------------

Measurement Specialties, Inc.
710 Route 46 East
Suite 206
Fairfield, NJ 07004

Dear Sirs:

     We have acted as counsel for Measurement Specialties, Inc., a New Jersey corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 1,000,000 shares of Common Stock, no par value per share, of the Company (the "Shares"), issuable pursuant to the Measurement Specialties, Inc. 2003 Stock Option Plan (the "Plan").

     In so acting, we have examined, and relied as to matters of fact upon, the originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of the Company, the Plan, and such other certificates, records, instruments and documents, and have made such other and further investigations, as we have deemed necessary or appropriate to enable us to express the opinion set forth below. In such examination, we have assumed the genuiness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, we are of the opinion that:

     1. Upon issuance and delivery by the Company of the Shares pursuant to the provisions of the Plan and payment of the purchase price therefor in accordance with the terms set forth in the Plan, in cash or other consideration permitted under Section 14A:7-5 of the New Jersey Business Corporation Act, the Shares issued thereunder will be legally issued, fully paid and non-assessable.

     The issuance of the Shares is subject to the continuing effectiveness of the Registration Statement and the qualification, or exemption from registration, of such Shares under certain state securities laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/ McCarter & English, LLP

                                        McCarter & English, LLP